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                                                               EXHIBIT 10.7


                     AMENDED AND RESTATED PROMISSORY NOTE


$20,000,000.00                                               Date: May 19, 1998
                                 Oxnard, California

     THIS AMENDED AND RESTATED PROMISSORY NOTE (THIS "NOTE") SUPERSEDES AND REPLACES THAT CERTAIN PROMISSORY NOTE DATED MARCH 30, 1998 MADE BY LTC HEALTHCARE, INC. (FORMERLY KNOWN AS LTC EQUITY HOLDING COMPANY, INC.), AS MAKER, IN FAVOR OF LTC PROPERTIES, INC., AS PAYEE, IN THE MAXIMUM PRINCIPAL AMOUNT OF EIGHT MILLION DOLLARS ($8,000,000.00) (THE "ORIGINAL NOTE").

     In installments as herein stated, for value received, LTC HEALTHCARE, INC., a Nevada corporation (formerly known as LTC Equity Holding Company, Inc.) ("Maker"), hereby promises to pay to the order of LTC PROPERTIES, INC., a Maryland corporation ("Payee"), at Payee's principal place of business in Oxnard, California, or such other place as Payee may from time to time designate, the principal sum of Twenty Million Dollars ($20,000,000.00), or so much thereof as may have been advanced, with interest accruing on the principal amount from time to time outstanding from the date hereof to and including the Maturity Date (as defined below) at a rate equal to the lesser of (i) Ten Percent (10%) per annum, or (ii) the Highest Lawful Rate (defined in Section 11, below). Principal and interest shall be payable as more particularly set forth below. All principal and accrued but unpaid interest shall be due on or before April 1, 2008 (the "Maturity Date"). Principal, interest and all other sums due hereunder shall be payable in lawful money of the United States.

     Maker desires to obtain an unsecured line of credit from Payee to enable Maker to borrow, from time to time, sums up to, but not exceeding, in the aggregate the principal sum of Twenty Million Dollars ($20,000,000.00). Accordingly, this Note represents funds that will be advanced to Maker in a series of disbursements that will be made, from time to time, up to, but not exceeding, in the aggregate the principal amount of Twenty Million Dollars ($20,000,000.00). As a condition to Payee's obligation to make each and every disbursement hereunder, Payee shall receive a request for advance setting forth the desired amount of the advance and specifying the wiring instructions to which the advance should be sent (or other method of delivery) not later than two (2) business days prior to the date on which Maker wishes to receive the funds. No request for any such advance shall be for an amount less than One Hundred Thousand Dollars ($100,000.00).

     1.   PAYMENTS.

          (a) PAYMENTS OF INTEREST. Payments of interest only under this Note shall be made in arrears in bi-annual installments, without set-off, deduction, demand or notice of any kind or nature whatsoever, on the 1st day of April and the 1st day of October of each and every calendar year (each a "Payment Date") in an amount equal to the accrued but unpaid interest for

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the immediately preceding six-month period on the principal amount outstanding from time to time. Notwithstanding the foregoing, Maker acknowledges and agrees that Maker shall pay to Payee on the first (1st) Payment Date (I.E., October 1, 1998) the accrued but unpaid interest on advances made from and including March 30, 1998 to and including September 30, 1998, including, but not limited to, accrued but unpaid interest on advances made under the Original Note.

          (b) PAYMENTS ON MATURITY DATE. Assuming no acceleration by Payee and no prepayment in full of the Loan by Maker, on the Maturity Date, Maker shall pay to Payee the entire outstanding principal balance, accrued and unpaid interest and any and all other outstanding charges, fees or amounts owing to Payee by Maker under this Note. Maker acknowledges and agrees that the outstanding principal balance under this Note includes, without limitation, the principal sum of Four Million Nine Hundred Thirty-Nine Thousand Dollars ($4,939,000.00) advanced by Payee to Maker between March 30, 1998 and May 18, 1998 under the Original Note.

     2.   PREPAYMENTS.   Maker shall have the right to prepay all or any part of
the principal balance of this Note at any time without premium, penalty, or charge of any kind whatsoever; provided, however, there shall be no discount of any kind for any prepayment.

     3.   LATE PAYMENT CHARGE; NO WAIVER.   MAKER ACKNOWLEDGES THAT LATE PAYMENT
TO PAYEE OF ANY SUMS DUE HEREUNDER WILL CAUSE PAYEE TO INCUR COSTS NOT CONTEMPLATED HEREUNDER, THE EXACT AMOUNT OF WHICH WILL BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO ASCERTAIN. SUCH COSTS INCLUDE, BUT ARE NOT LIMITED TO, PROCESSING AND ACCOUNTING CHARGES. ACCORDINGLY, IF ANY INSTALLMENT IS NOT RECEIVED BY PAYEE WHEN DUE, OR IF ANY REMAINING PRINCIPAL AND ACCRUED BUT UNPAID INTEREST OWING UNDER THIS NOTE IS NOT PAID IN FULL ON THE MATURITY DATE, MAKER SHALL THEN PAY TO PAYEE AN ADDITIONAL SUM OF FIVE PERCENT (5%) OF THE OVERDUE AMOUNT AS A LATE CHARGE. THE PARTIES HEREBY AGREE THAT LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS PAYEE WILL INCUR BY REASON OF LATE PAYMENT. THIS PROVISION SHALL NOT, HOWEVER, BE CONSTRUED AS EXTENDING THE TIME FOR PAYMENT OF ANY AMOUNT HEREUNDER, AND ACCEPTANCE OF SUCH LATE CHARGE BY PAYEE SHALL IN NO EVENT CONSTITUTE A WAIVER OF MAKER'S DEFAULT WITH RESPECT TO SUCH OVERDUE AMOUNT NOR PREVENT PAYEE FROM EXERCISING ANY OF ITS OTHER RIGHTS AND REMEDIES WITH RESPECT TO SUCH DEFAULT.

     INITIAL:
             -------
             MAKER

     4. DEFAULT. The occurrence of any of the following shall constitute an event of default ("Event of Default") under this Note:

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               (a)  failure to make any payment of principal, interest, or any other sums due hereunder within five (5) business days of the date due;

               (b) the occurrence of any breach or default of any other obligation of Maker, monetary or otherwise, hereunder, which breach or default shall continue for more than sixty (60) calendar days after Maker has received written notice thereof from Payee.

     5.   ACCELERATION RIGHTS.   Upon the occurrence of an Event of Default
hereunder, Payee may, in its sole discretion, declare the entire balance of principal and interest hereon immediately due and payable, together with all costs of collection, including reasonable attorneys' fees and all other costs and expenses incurred.

     6.   ATTORNEYS' FEES AND COSTS.     In the event it becomes necessary for
Payee to utilize legal counsel for the enforcement of this Note or any of its terms, if Payee is successful in such enforcement by legal proceedings or otherwise, Payee shall be reimbursed immediately by Maker for all reasonable attorneys' fees and other costs and expenses.

     7.   WAIVERS.   Maker of this Note hereby waives diligence, demand,
presentment for payment, exhibition of this Note, notice of non-payment or dishonor, protest and notice of protest, notice of demand, notice of election of any right of holder hereof, any and all exemption rights against this indebtedness, and expressly agrees that, at Payee's election, the time for performance of any obligation under this Note may be extended from time to time, without notice and that no such extension, renewal, or partial release shall release Maker from its obligation of payment of this Note or any installment hereof, and consents to offset of any sums owed to Maker by the holder hereof at any time.

     8.   ASSIGNMENT/TRANSFER BY PAYEE.   Payee, in Payee's sole and absolute
discretion, and without notice to Maker, shall have the absolute right to sell, assign, gift, transfer, convey, encumber or otherwise dispose of all or a portion of the holder's rights in this Note or any other agreement related thereto. Maker may not assign, gift, transfer, convey, encumber or otherwise dispose of all or a portion of its rights, nor delegate its duties or obligations under this Note or any other agreement related thereto.

     9.   GOVERNING LAW.   This Note shall in all respects be interpreted,
enforced, and governed by and under the internal laws of the State of California without resort to choice of law principles.

     10.  SEVERABILITY.   Every provision hereof is intended to be several.  If
any provision of this Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.

     11.  COMPLIANCE WITH USURY LAWS.   It is the intention of the parties
hereto to conform strictly to applicable usury laws regarding the use, forbearance or detention of the

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indebtedness evidenced by this Note, whether such laws are now or hereafter in effect, including the laws of the United States of America or any other jurisdiction whose laws are applicable, and including subsequent revisions to or judicial interpretations of those laws, in each case to the extent they are applicable to this Note (the "Applicable Usury Laws"); provided, however, if such laws shall hereafter permit higher rates of interest, then the Applicable Usury Laws shall be the laws allowing the higher rate of interest.
 Accordingly, the following shall apply:

          (a) if any acceleration of the Maturity Date of this Note or any payment by Maker or any other person or entity results in the amount of interest contracted for, charged, taken, reserved, received by or paid by Maker or such other person or entity on the principal amount outstanding, from time to time, on the Note being deemed to have been in excess of the Maximum Amount, as hereinafter defined, or if any transaction contemplated hereby would otherwise be usurious under any Applicable Usury Laws, then, in that event, notwithstanding anything to the contrary in this Note, it is agreed as follows:
(i) the provisions of this Section 11 shall govern and control; (ii) the aggregate of all interest under Applicable Usury Laws that is contracted for, charged, taken, reserved or received under this Note, or under any of the other aforesaid agreements or instruments or otherwise shall under no circumstances exceed the Maximum Amount, and any excess shall either be refunded to Maker or applied in reduction of principal, if permitted by California law, in the sole discretion of Payee; (iii) neither Maker nor any other person or entity shall obligated to pay the amount of such interest to the extent it is in excess of the Maximum Amount; (iv) any interest contracted for, charged, reserved, taken or received in excess of the Maximum Amount shall be deemed an accidental or bona fide error and canceled automatically to the extent of such excess; and (v) the effective rate of interest on the Loan shall be IPSO FACTO reduced to the Highest Lawful Rate (defined below), and the provision of this Note shall be deemed reformed, without the necessity of the execution of any new document, so as to comply with all Applicable Usury Laws. All sums paid, or agreed to be paid, to Payee for the use, forbearance, or the detention of the indebtedness of Maker to Payee evidenced by this Note shall, to the fullest extent permitted by the Applicable Usury Laws, be amortized, pro-rated, allocated and spread throughout the full term of the indebtedness evidenced by this Note so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. As used herein, the term "Maximum Amount" means the maximum non-usurious amount of interest which may be lawfully contracted for, charged, reserved, taken or received by Payee in connection with the indebtedness evidenced by this Note under all applicable Usury Laws.

          (b) If at any time interest on the Loan, together with any fees and additional amounts payable hereunder or under any other agreements or instruments that are deemed to constitute interest under Applicable Usury Laws (the "Additional Interest"), exceeds the Highest Lawful Rate, then the amount of interest to accrue pursuant to this Note shall be limited, notwithstanding anything to the contrary in this Note, or any other agreement or instrument, to the amount of interest that would accrue at the Highest Lawful Rate; provided, however, that to the fullest extent permitted by Applicable Usury Laws, any subsequent reductions in the interest rate shall not reduce the interest to accrue pursuant to this Note below the Highest Lawful Rate until the aggregate amount of interest actually accrued pursuant to this Note, together with all Additional Interest, equals the amount of interest which would have accrued if the Highest

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Lawful Rate had at all times been in effect and such Additional Interest, if any, had been paid in full.

     For purposes of this Note, the term "Highest Lawful Rate" means the maximum rate of interest and other charges (if any such maximum exists) for the forbearance of the payment of monies, if any that may be charged, contracted for, reserved, taken or received under all Applicable Usury Laws on the principal balance of this Note from time to time outstanding.

     IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the date first above written.

                              MAKER:

                              LTC HEALTHCARE, INC.,
                              A NEVADA CORPORATION


                              By:
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Its:
                                  --------------------------------



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